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                                                                  EXHIBIT 10.10


                       RENEWAL AND MODIFICATION AGREEMENT

         This Renewal and Modification Agreement (hereafter "Amended Agreement") is made and entered into effective September 30, 2003 by and between SUPERIOR GALLERIES, INC., a Delaware Corporation, and Silvano DiGenova (hereafter "SUPERIOR"), and the John Wesley English Living Trust (hereafter "Trust") and amends that certain Secured Revolving Line of Credit Agreement (hereafter "Existing Agreement") between the parties hereto dated August 8, 2002. It is acknowledged and agreed that Superior Galleries, Inc. is the successor in interest to Tangible Asset Galleries, Inc. (hereafter "TAG") and has assumed all liabilities, obligations, and rights of TAG under the Existing Agreement and all ancillary agreements related thereto. It is further acknowledged and agreed that the Trust has assumed all liabilities, obligations, and rights of John Wesley English under the Existing Agreement and all ancillary agreements thereto. Unless otherwise stated herein, all terms and conditions of the Existing Agreement and all other agreements between the parties shall remain in full force and be binding as between the parties hereto. It is also acknowledged and agreed that all obligations of Silvano DiGenova under that certain Continuing Guaranty dated August 8, 2002 securing the Existing Agreement (hereafter "Continuing Guaranty") shall remain in full force and effect and inure to the benefit of the Trust.

RECITALS

         As TAG's successor in interest, SUPERIOR is presently in default to the Trust under the Existing Agreement, and as such the entire principal amount plus interest is due. However, SUPERIOR is not presently in a position to cure the default or make payment to the Trust without the Existing Agreement being renewed and modified so as to allow SUPERIOR to obtain additional financing for its business operations from a third party. It is in the best interests of the Trust that SUPERIOR be assisted in obtaining such financing in order to maximize its ability to receive payment of all accrued interest and unpaid principal due under the Existing Agreement. The 2002 and 2003 Financial Statements of SUPERIOR appended to its SEC Form 10-KSB's, Note 15, indicates that SUPERIOR's ability to continue as a going concern remains in doubt. By entering into this Amended Agreement and thus allowing SUPERIOR to obtain its additional financing, SUPERIOR's ability to continue in business and ultimately pay off its obligations under the Existing Agreement is enhanced.

AGREEMENT

         For and in exchange of SUPERIOR's payment of Two Hundred Thirty Thousand Dollars ($230,000.00), receipt of which is hereby acknowledged, the Existing Agreement shall no longer be considered in default by SUPERIOR and is instead hereby renewed and modified as follows:

         1.) The first sentence of Paragraph 1.3 of the Existing Agreement shall be eliminated and substituted into its place shall be the following:

                  1.3 THE ENTIRE UNPAID PRINCIPAL BALANCE OF THE LOANS PLUS ACCRUED BUT UNPAID INTEREST THEREON (TOGETHER THE "OUTSTANDING DEBT") SHALL BE DUE AND PAYABLE FIVE (5) BUSINESS DAYS AFTER WRITTEN DEMAND FOR PAYMENT BY THE TRUST.

         The remaining provisions of Paragraph 1.3 of the Existing Agreement shall remain intact and enforceable.

         2.) Paragraph 1.2 of the Existing Agreement shall be eliminated in its entirety and substituted into its place shall be the following:

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                  1.2 SUPERIOR AGREES TO PAY INTEREST ON THE OUTSTANDING
                  PRINCIPAL BALANCE OF THE LOAN AMOUNT OF TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) ON THE FIRST DAY OF EACH MONTH AT A RATE OF SIX PERCENT (6%) PER ANNUM.

         3.) Paragraph 6.2 (c) of the Existing Agreement (referencing SUPERIOR's account receivables as "Collateral") shall be eliminated. Accounts Receivable include, but are not limited to, trade accounts receivables, auction accounts receivable, auction advances and the associated assigned collateral and interest receivables

         All other provisions of the Existing Agreement, Continuing Guaranty, and all other agreements between the parties (including any security agreements and UCC filings) shall remain in full force and effect. Nothing in this Amended Agreement is intended to modify, alter, or change the terms and conditions of the Existing Agreement other than what is expressly stated herein.

         EXECUTED effective as of September 30, 2003.

                            SUPERIOR GALLERIES, INC.


                            BY  /S/ SILVANO DIGENOVA
                                -----------------------------------
                                Silvano DiGenova, President and CEO


                                /S/ SILVANO DIGENOVA
                                -----------------------------------
                                Silvano DiGenova


                            JOHN WESLEY ENGLISH TRUST


                            BY  /S/ MICHAEL P. VERNA
                                -----------------------------------
                                Michael P. Verna
                                Trustee


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